Accounting & Consulting, LLC

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-238872 on Form S-1 of our report dated May 17, 2021, relating to the financial statements and financial statement schedule of Richfield Orion

International, Inc.

/s/ Hartgraves Accounting & Consulting, LLC

Dallas, Texas June 28, 2021